INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 16 to the Registration Statement No. 33-65170 of American Century Investment
Trust on Form N-1A of our report dated May 11, 2001, appearing in the Annual
Reports of three funds comprising American Century Premium Reserves, Inc. for the year ended March 31, 2001, and to the reference to us under the caption
"Financial Highlights" in the Prospectuses, which are part of such Registration
Statement.

/*/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
November 26, 2001